Exhibit 99.1

Vicarious Surgical Announces Changes to Board of Directors

Tech-Focused Venture Capitalists Dror Berman and Samir Kaul to Resign

Beverly Huss Elected to Board of Directors

Waltham, Mass., October 20, 2022 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”), a next-generation robotics company seeking to improve the cost, efficiency, and outcomes of surgical procedures, today announced the resignation of technology-focused venture capitalists Dror Berman and Samir Kaul from the Vicarious Surgical Board of Directors effective October 18, 2022. The Company also announced the appointment of Beverly Huss to the Vicarious Surgical Board of Directors, effective as of the same day. Ms. Huss will serve as a member of the Board’s Audit Committee.

“On behalf of the Board, I would like to thank Samir and Dror for their meaningful contributions and dedication to Vicarious Surgical over the past years; both have been instrumental in Vicarious’ evolution from tech start-up into the public, surgical robotic company that it is today,” said David Styka, Chairman of the Vicarious Surgical Board. “We are excited to welcome Beverly to the Vicarious team, where she will undoubtedly be a tremendous resource given her decades of broad experience in the medical device field and reputation as a visionary leader earned through successful pursuits across research and development, manufacturing, marketing and commercialization. Beverly’s involvement will be invaluable in advancing the Vicarious strategy.”

“I am honored to join the Vicarious Surgical Board at this exciting phase for the Company,” said Ms. Huss. “The Vicarious system possesses a number of differentiating factors that I believe hold the potential to transform the standard in surgical robotics. I look forward to working closely with my fellow board members and the Vicarious leadership team in their pursuit to bring these advancements to patients in need.”

Ms. Huss co-founded and previously served as Chief Executive Officer of Pagonia Medical, a development stage company in the tissue preservation market, where she led the incorporation efforts and seed capital financing. Prior to this, Ms. Huss served over several years as Chief Executive Officer of Qool Therapeutics, Inc., a therapeutic hypothermia and medical device company, and as Chief Executive Officer of Vibrynt, Inc., a start-up medical device company dedicated to creating minimally invasive therapies for patients suffering from morbid obesity. From 1986 to 2005, Ms. Huss served in various general management roles of increasing responsibility within the research and development, regulatory affairs, marketing and sales departments of Guidant Corporation, a market leading medical device company focused on treatment of cardiac rhythm management, cardiovascular and peripheral vascular disease through minimally invasive therapies, until its acquisition by Boston Scientific Corporation.

Ms. Huss is a veteran board member with nearly two decades of board experience and presently resides on the Boards of Accuray Incorporated, Ancora Heart, Inc., Iridex Corporation and Madorra, Inc. She received a Bachelor of Science in metallurgical engineering from the University of Illinois Urbana-Champaign and a Master’s degree in technology management from Pepperdine University.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation statements regarding Vicarious Surgical’s potential, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Inquiries
Abby Mayo for Matter Health
media@vicarioussurgical.com

Investor Contact
Kaitlyn Brosco
Vicarious Surgical
Kbrosco@vicarioussurgical.com

Marissa Bych
Gilmartin Group
Marissa@gilmartinir.com

Source: Vicarious Surgical Inc.